As filed with the Securities and Exchange Commission on February 28, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Intersect ENT, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-0280837
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1555 Adams Drive

Menlo Park, California 94025

(650) 641-2100

(Address of principal executive offices) (Zip code)

Intersect ENT, Inc. 2014 Equity Incentive Plan

(Full title of the plan)

Lisa D. Earnhardt

President and Chief Executive Officer

Intersect ENT, Inc.

1555 Adams Drive

Menlo Park, California 94025

(650) 641-2100

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Matthew B. Hemington

Seth Gottlieb

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	889,393	$35.68	$31,733,542.24	$3,950.83

(1)	Represents 889,393 additional shares of common stock of Intersect ENT, Inc. (the “Registrant”) reserved for future issuance under the 2014 Equity Incentive Plan (the “2014 Plan”) by reason of the automatic increase provision of the 2014 Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the 2014 Plan set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock.
(2)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $35.68, the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Global Market on February 23, 2018.

EXPLANATORY NOTE

Intersect ENT, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 889,393 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable to eligible persons under the 2014 Equity Incentive Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s prior Registration Statements on Form S-8 filed on February 28, 2017 (File No. 333-216319), February 25, 2016 (File No. 333-209713), March 11, 2015 (File No. 333-202670) and on August 6, 2014 (File No. 333-197885) (the “Prior Forms S-8”).

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of the Prior Forms S-8 are incorporated by reference herein. In addition, the following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

1.	The Registrant’s latest annual report on Form 10-K filed with the SEC on February 28, 2018.

2.	The Registrant’s Current Report on Form 8-K filed on January 19, 2018, under the Exchange Act (File No. 001-36545).

3.	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on July 15, 2014, including any amendments or reports filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of Intersect ENT, Inc., as currently in effect.

4.2(2)	Amended and Restated Bylaws of Intersect ENT, Inc., as currently in effect.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1(3)	Intersect ENT, Inc. 2014 Equity Incentive Plan, and Form of Option Agreement and Option Grant Notice under the 2014 Equity Incentive Plan.

99.2(4)	Form of Restricted Stock Unit Award Agreement and Award Notice under the 2014 Equity Incentive Plan.

(1)   Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-36545), filed with the Securities and Exchange Commission on July 30, 2014, and incorporated herein by reference.

(2)   Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-196974), filed with the Securities and Exchange Commission on July 9, 2014, and incorporated herein by reference.

(3)   Filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-196974), filed with the Securities and Exchange Commission on July 14, 2014, and incorporated herein by reference.

(4)   Filed as Exhibit 10.2 to Registrant’s Current Report on Form 8-K (File No. 001-36545), filed with the Securities and Exchange Commission on January 20, 2017, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 28th day of February, 2018.

INTERSECT ENT, INC.

By:	/s/ LISA D. EARNHARDT
Lisa D. Earnhardt
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoint Lisa D. Earnhardt and Jeryl L. Hilleman, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ LISA D. EARNHARDT Lisa D. Earnhardt	Chief Executive Officer (Principal Executive Officer) and Director	February 28, 2018

/S/ JERYL L. HILLEMAN Jeryl L. Hilleman	Chief Financial Officer (Principal Financial and Accounting Officer)	February 28, 2018

/S/ KIERAN T. GALLAHUE Kieran T. Gallahue	Lead Director	February 28, 2018

/S/ TERESA L. KLINE Teresa L. Kline	Director	February 28, 2018

/S/ CYNTHIA L. LUCCHESE Cynthia L. Lucchese	Director	February 28, 2018

/S/ DANA G. MEAD, JR. Dana G. Mead, Jr.	Director	February 28, 2018

/S/ FREDERIC H. MOLL Frederic H. Moll, MD	Director	February 28, 2018

/S/ W. ANTHONY VERNON W. Anthony Vernon	Director	February 28, 2018